Exhibit 23.1(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form SB-2 for First China Redevelopment Corporation, of our of our report dated May 11, 2004, relating to the financial statements of Shanghai Huakai Estate Investment Company, Ltd. as of December 31, 2003 and 2002.

SPROUSE & ANDERSON, L.L.P.	DIGITALLY SIGNED BY SPROUSE & SPROUSE & ANDERSON, L.L.P. DN:CN= SPROUSE & ANDERSON, L.L.P., C = US Date: 2004.10.25 13:28:53-05'00'

SPROUSE & ANDERSON, L.L.P.
Austin, Texas
October 22, 2004